Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

Smith Barney Massachusetts Municipals Fund:

We consent to the use of our report, incorporated herein by reference, dated January 20, 2006, for Smith Barney Massachusetts Municipals Fund as of November 30, 2005 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 28, 2006